Frank Crystal
  & Company



                                                       Brian P. Kill
                                                       Frank Crystal & Co., Inc.
                                                       Financial Square
                                                       32 Old Slip
                                                       New York, NY 10005

                                                       DIRECT 646-810-3454
                                                       FAX 212-504-1899
                                                       00 221-5830
                                                       killbr@fcrystal.com


May 1,2009


Robeco-Sage Triton Fund, LLC et al
909 Third Avenue, 32nd Floor
New York, NY 10022

Re: Robeco-Sage Triton Fund, LLC
    Robeco-Sage Triton Institutional Fund, LLC
    Robeco-Sage Triton Master Fund, LLC
    Robeco-Sage Multi-Strategy Fund, LLC
    Robeco-Sage Multi-Strategy Institutional Fund, LLC
    Robeco-Sage Multi-Strategy Master Fund, LLC
    Registered Management Investment Company Bond
    Effective Period: April 30,2009 to April 30,2010

Dear Trustees,

As requested, I have examined the Registered Management Investment Company Bond limit of liability requirements, as prescribed by SEC Rule 17g-1, for the funds insured under the St. Paul Fire and Marine Insurance Company Bond No. 490PB1867. This analysis is based upon the total asset value of each Master fund, as stated in the relevant renewal application.

The results of the analysis are as follows:

----------------------------------------- ------------------ ------------------
                Fund                         Asset Value       Required Limit
----------------------------------------- ------------------ ------------------
Robeco-Sage Triton Master Fund, LLC       $107,600,000       $525,000
----------------------------------------- ------------------ ------------------
Robeco-Sage Multi-Strategy Master
Fund, LLC                                 $79,500,000        $450,000
----------------------------------------- ------------------ ------------------
                                                Total Limit: $975,000


The limit of liability under the current Bond, effective from April 30, 2009 to April 30, 2010, is $975,000. Therefore, according to these calculations, the limit amount is sufficient to meet the requirements of SEC Rule 17g-1.

Sincerely,



/s/ Brian Kill
Brian P. Kill
Account Executive

CC:   Patricia A. Bernasconi
      Senior Managing Director